Exhibit 13.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Jens Chr. J. Christensen, Chief Financial Officer of Stream Communications Network & Media, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the annual report on Form 20-F of Stream Communications Network & Media, Inc. for the year ended December 31, 2006 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Stream Communications Network & Media, Inc.

Dated: November 16, 2007
/s/ Jens Chr. J. Christensen
Jens Chr. J. Christensen
Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Stream Communications Network & Media, Inc. and will be retained by Stream Communications Network & Media, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.